Exhibit 99.1

     Digital Recorders, Inc. Announces Key Changes for Its Law Enforcement
                          Communications Business Unit

     DALLAS--(BUSINESS WIRE)--March 3, 2004--Digital Recorders, Inc.
(Nasdaq:TBUS)

    --  Donald Tunstall Named General Manager at Digital Audio
        Corporation

    -- Digital Audio Corporation Relocates to Research Triangle Park in North Carolina

     Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today that Donald Tunstall recently was named Vice President and General Manager at the Company's law enforcement communications business unit, Digital Audio Corporation (DAC), which recently was relocated to Research Triangle Park (RTP) in Durham, N.C.
     "Donald is a dedicated, loyal, and highly capable employee who has been with DAC since the mid-1980s, long before the Company acquired the business unit in 1995. He's a technically savvy engineer who has a tremendous grasp of the federal and state law enforcement markets. We expect great things from Donald's leadership now and in the years ahead," David L. Turney, DRI's Chairman, Chief Executive Officer and President, said.
     Craig Scates served as DAC's President and General Manager from June 2000 to January 2004, when he left the Company to pursue other business interests.

     NEW DAC GENERAL MANAGER

     Mr. Tunstall has 22 years' experience in the technology industry, including 18 years' experience specific to the government/law-enforcement sector. Initially joining DAC as a part-time Assembler/Technician in 1986, he became a full-time Staff Engineer in 1989. He was promoted to Chief Engineer in 1997, holding that position until he was appointed Vice President and General Manager in January 2004.
     Mr. Tunstall received a Bachelor of Science degree in Electrical Engineering from North Carolina State University in 1988. He is a member of both the Audio Engineering Society and the Armed Forces Communications and Electronics Association.
     Mr. Tunstall and his wife, Kelle, reside in Cary, N.C., with their children, Ashley, Jennifer, and Kevin. A licensed private pilot, his personal interests include aviation and aerospace technology.

     NEW DAC LOCATION

     According to Mr. Turney, DAC's relocation to RTP enabled management to position the law enforcement communications business unit physically closer to the Company's TwinVision na, Inc. and Digital Recorders transportation communications business units, which also are based in RTP. Mr. Turney said the Company expects to save more than $50,000 annually in operating expenses as a direct result of increased operating efficiencies brought about by DAC's relocation. DAC's new address and telephone number are: 4018 Patriot Drive, Suite 300; Durham, N.C. 27703; (919) 572-6767.

     ABOUT THE DAC BUSINESS UNIT

     Founded in 1979, DAC is the leading provider of forensic audio solutions for law enforcement, intelligence, military, and security organizations worldwide. DAC designs, develops, manufactures and sells audio technologies to support audio collection, enhancement, and countermeasures applications. For more information about DAC products, go to http://www.dacaudio.com/.

     ABOUT THE COMPANY

     Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies' surveillance capabilities. Our transit communications products -TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle monitoring systems - enhance public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

     FORWARD-LOOKING STATEMENTS

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing the Company's business plan, and the impact on the Company of its relationships with its lenders. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements.

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com